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                         INDEPENDENT AUDITOR'S CONSENT



The Board of Directors
Equitable BankShares, Inc.:


We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to a change in accounting for income taxes in 1993.


                                 KPMG PEAT MARWICK LLP



Dallas, Texas

February 12, 1996